EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

(Bionovate Technologies Corp)

This Share Exchange Agreement, dated as of October 7, 2020, (this “Agreement”) is by and between Bionovate Technologies Corp., registered with the U.S Security and Exchange Commission as “BIIO” and incorporated in the State of Nevada (herein referred to as “BIONOVATE” or “BIIO”), Evergreen Solutions Ltd (“EVERGREEN”), a private company, and Human Data AG (“HUMAN DATA”), a private Switzerland company.

For purposes of this Agreement “BIONOVATE”, “EVERGREEN” and “HUMAN DATA” are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS BIONOVATE desires to own 25%, or 12,500 shares, of the currently issued shares of DIGITAL DIAGNOSTICS AG (“DIGITAL”), a private German company, and;

WHEREAS Evergreen Solutions Ltd owns 54,270,000 shares of “BIONAVATE”.

WHEREAS Human Data AG, a Switzerland company, owns 30% of “DIGITAL”.

WHEREAS, currently, there are a total of 50,000 shares issued and outstanding of “DIGITAL”;

WHEREAS, Human Data AG owns 15,000 shares of “DIGITAL”;

WHEREAS, the parties desire to exchange shares as follows:

(i)	Human Data AG plans to transfer 25%, equating to 12,500 shares, of Digital Diagnostics AG to BIONOVATE;

(ii)	Either before or simultaneously, Evergreen Solutions Ltd will transfer 54,270,000 shares of BIIO to Human Data AG.

All upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and,

WHEREAS, the Parties agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

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ARTICLE I

EXCHANGE OF SHARES

Section 1.1 Agreement to Issue BIONOVATE shares in exchange for the “DIGITAL” Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, HUMAN DATA shall assign, transfer, convey and deliver its shares of DIGITAL to BIONOVATE in consideration and exchange for the BIONOVATE Shares; EVERGREEN shall issue its Shares of BIONOVATE to HUMAN DATA in consideration and exchange for the DIGITAL Shares.

Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place at a designated office of at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.3 Restrictions on Shares Transferred or Issued Pursuant to this Agreement. None of the shares to be issued or transferred under this Agreement have been registered and said shares are being issued or transferred pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal pre-emption from such state securities registration laws, based on the suitability and investment representations made by the Parties. The aforesaid shares must each be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the aforesaid shares will each bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.4 Share Exchange Procedure. The Parties shall exchange the certificates representing the DIGITAL Shares and the BIONOVATE Shares, respectively, by delivering such certificate(s) to the transferee duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer. Due to possibly needing board/shareholder sign off from DIGITAL, HUMAN DATA shall have up to 90 days following the signing of this agreement to transfer the DIGITAL shares to BIONOVATE. In addition, all convertibles existing at the date of signature of this agreement must be transferred or terminated before Human Data can transfer the shares to Bionovate - this is a precondition precedent.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BIONOVATE

BIONOVATE, warrants and agrees that all of the statements in the following subsections of this Article II, pertaining to BIONOVATE are true and complete as of the date hereof.

Section 2.1 Corporate Organization

A. BIONOVATE is a company duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite company power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of “BIONOVATE”.

B. “Material Adverse Effect” means, when used with respect to “BIONOVATE”any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of “BIONOVATE” or materially impair the ability of “BIONOVATE” to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

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C. Copies of the formation documents of Bionovate Technologies Corp or their equivalent, with all amendments there to, as of the date hereof (the “Bionovate Technologies Corp’) Charter Documents have been furnished to HUMAN DATA, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of Bionovate Technologies Corp are current as required by law, contain the minutes of all meetings of the BIONOVATE Managers and its Members from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the Bionovate Technologies Corp managers and its members. Bionovate Technologies Corp is not in violation of any of the provisions of the Bionovate Technologies Corp Charter Documents.

Section 2.2 Capitalization of BIONOVATE

A. The authorized and issued shares of BIONOVATE consists of 59,423,598 shares, of which 54,270,000 shares are owned by EVERGREEN SOLUTIONS LTD.

B. All of the issued and outstanding shares of BIONOVATE prior to this Share Exchange are duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable securities laws and corporate laws of Nevada and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of BIONOVATE described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of HUMAN DATA has any right to rescind or bring any claim against BIONOVATE for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Financial Statements. BIONOVATE has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of BIONOVATE. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability BIONOVATE had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of BIONOVATE in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP. The books and records, financial and otherwise, of BIONOVATE are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices. All of BIONOVATE assets are reflected on its financial statements, and BIONOVATE has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which are not reflected on its financial statements.

Section 2.4 Information. The information concerning BIONOVATE are set forth in this Agreement and complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.5 Personal Property. BIONOVATE possesses, and has good and marketable title of all property necessary for the continued operation of the business of BIONOVATE as presently conducted and as represented to HUMAN DATA. All such property is used in the business of BIONOVATE. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by BIONOVATE that is free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

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Section 2.6 Intellectual Property. BIONOVATE represents and warrants that all trademarks and trademark applications, and all patents and patent applications, and any trade secrets, and “know-how” held relating to business of BIONOVATE and all other intangible assets, in BIONOVATE’s possession or that may be reasonably acquired by BIONOVATE with any other proprietary information and trade secrets relating to the business of BIONOVATE (collectively the “Intellectual Property”) shall remain the intellectual property of BIONOVATE as of the date of Closing of this Agreement and that BIONOVATE shall take any steps reasonable to assign or otherwise transfer an Intellectual Property rights to, as necessary to protect HUMAN DATA’s rights to the same. Further, BIONOVATE owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used in its business, as currently conducted. BIONOVATE represents that it has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Additionally, BIONOVATE has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to BIONOVATE’s knowledge, there have been no acts or omissions by the managers, members, employees and agents of BIONOVATE, the result of which would be to materially compromise the rights of BIONOVATE to apply for or enforce appropriate legal protection of BIONOVATE ’s Intellectual Property.

Section 2.7 Material Contracts and Transactions. Attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which BIONOVATE is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by BIONOVATE under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by BIONOVATE or any of its subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Section 2.8 Subsidiaries. BIONOVATE does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 2.9 Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of BIONOVATE ; and (b) BIONOVATE has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 2.10 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of BIONOVATE after reasonable investigation, threatened by or against BIONOVATE or affecting BIONOVATE or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. BIONOVATE does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 2.11 Compliance with Laws and Regulations. To the best of its knowledge, BIONOVATE has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of BIONOVATE or except to the extent that noncompliance would not result in the occurrence of any material liability for BIONOVATE. This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 2.12 Valid Obligation. This Agreement and all agreements and other documents executed by BIONOVATE in connection herewith constitute the valid and binding obligation of BIONOVATE, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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ARTICLE III

CONDITIONS TO THE OBLIGATIONS OF BIONOVATE

The obligations of BIONOVATE to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by BIONOVATE in its sole discretion:

Section 3.1 Agreements and Covenants. BIONOVATE perform and comply in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 3.2 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 3.3 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of BIONOVATE shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 3.4 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to BIONOVATE.

Section 3.5 Settlement of Payable to Action Stock Transfer. Closing is subject to settlement or restructuring of the payable due to Action Stock Transfer on terms acceptable to the Parties only if monies are owed.

Section 3.6 No Trading Suspension. The SEC shall not have suspended trading in BIONOVATE common stock.

ARTICLE IV

CONDITIONS TO THE OBLIGATIONS OF HUMAN DATA

The obligations of HUMAN DATA to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HUMAN DATA in their discretion:

Section 4.1 Representations and Warranties of HUMAN DATA. All representations and warranties made by HUMAN DATA in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 4.2 Agreements and Covenants. HUMAN DATA shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 4.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

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Section 4.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of DIGITAL and HUMAN DATA shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 4.5 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to HUMAN DATA.

ARTICLE V

SURVIVAL AND INDEMNIFICATION

Section 5.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire six (6) months after the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 6.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 6.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 6.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section

6.3.

Section 6.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

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Section 6.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 6.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 6.8 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in each case located in Clark County, Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 6.3.

Section 6.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 6.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Bionovate Technologies Corp
A Nevada corporation

Per:

/s/ Aleksander Vucak
President/CEO
Aleksander Vucak

Human Data AG

Per:

/s/ Manuel Vogel
Director
Dr. Manuel Vogel

Evergreen Solution Ltd

Per:

/s/ Jesus Lopez
Authorized Signatory
Jesus Lopez

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